UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 18, 2016

Ekso Bionics Holdings, Inc.

(Exact Name of Registrant as specified in its charter)

Nevada	333-181229	99-0367049
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1414 Harbour Way South, Suite 1201

Richmond, California 94804

(Address of principal executive offices, including zip code)

(203) 723-3576

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2016, the Board of Directors of Ekso Bionics Holdings, Inc. (the “Company”) appointed Thomas Looby to serve as President and Chief Executive Officer of the Company and elected Mr. Looby to serve as a member of the Board of Directors of the Company, effective immediately.

Mr. Looby, age 44, has served as President and Interim Chief Executive Officer of the Company since February 2016. From October 2014 until February 2016, Mr. Looby served as the Company’s President and Chief Commercial Officer, leading the Company’s global sales and marketing operations, including overseeing the Company’s clinical, customer service and regulatory divisions. Mr. Looby joined the Company in April 2014 as Chief Marking Officer, leading the development and execution of the Company’s global hospital and rehabilitation marketing strategy. Prior to joining the Company, from September 2006 to March 2014, Mr. Looby served as Senior Vice President and Chief Marketing Officer at Given Imaging, where he was responsible for worldwide market development for PillCam® capsule endoscopy and other novel diagnostic technologies to gastrointestinal diseases. Prior to joining Given Imaging, Mr. Looby also served as Corporate Director of Marketing and Business Development at Eastman Kodak. Mr. Looby attended the University of Notre Dame, where he received a Bachelor of Science degree in Chemical Engineering and received his Master of Business Administration from the University of Dayton.

Mr. Looby’s compensation is described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. In connection with his appointment as Chief Executive Officer, Mr. Looby’s annual salary was increased to $350,000. In addition, Mr. Looby is eligible, at the discretion of the Board of Directors, to receive an annual bonus of up to 40% of his annual base salary, all or a portion of which may, at the discretion of the Board of Directors, be based on the achievement of certain operational, financial or other milestones established by the Board of Directors. All or any portion of the annual bonus may be paid in cash, securities or other property.

Item 7.01 Regulation FD Disclosure.

On April 20, 2016, the Company issued a press release announcing the appointment of Mr. Looby as President and Chief Executive Officer and the election of Mr. Looby to serve as a director. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including the exhibit attached hereto, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any other purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing unless specifically provided otherwise.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

99.1	Press release dated April 20, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EKSO BIONICS HOLDINGS, INC.

By:	/s/ Max Scheder-Bieschin
Name:	Max Scheder-Bieschin
Title:	Chief Financial Officer

Dated: April 20, 2016

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